Exhibit 10.1 - Third Amendment, Consent and Waiver to Credit Agreement and First Amendment to Intercompany Subordination Agreement and Mortgages

THIRD AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO

INTERCOMPANY SUBORDINATION AGREEMENT AND MORTGAGES

THIRD AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO INTERCOMPANY SUBORDINATION AGREEMENT AND MORTGAGES (this “Amendment”), dated as of February 18, 2009, among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of December 21, 2005 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the Collateral Agent and certain Subsidiaries of the Borrower are parties to an Amended and Restated Credit Intercompany Subordination Agreement, dated as of December 21, 2005 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Intercompany Subordination Agreement”);

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into the Second Waiver to Credit Agreement, dated as of December 22, 2008 (the “Second Waiver”), pursuant to which the Lenders had agreed to waive the Specified Events of Defaults (as defined in the Second Waiver) on the terms and conditions set forth therein; and

WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement and the Intercompany Subordination Agreement, consent to certain actions to be taken under the Credit Agreement and waive the Specified Events of Default thereunder, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments to the Credit Agreement.

1. The definition of “A Term Loan Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“A Term Loan Maturity Date” shall mean April 28, 2012.

2. The definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Applicable Commitment Commission Percentage” and “Applicable Margin” shall mean: (A) from and after any Start Date to and including the corresponding End Date described below, (i) with respect to Commitment Commission, the respective per annum percentage set forth in the table below under the column “Applicable Commitment Commission Percentage”, and (ii) with respect to A Term Loans, Revolving Loans and Swingline Loans, the respective percentage per annum set forth in the table below under the respective Tranche and Type of Loans and (in the case of preceding sub-clauses (i) and (ii)) opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5, Level 6 or Level 7, as the case may be) indicated to have been achieved in respect of the respective Start Date (as shown in any respective officer’s certificate delivered in accordance with the following sentences), (B) with respect to B Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 1.50%, and (ii) Eurodollar Loans, a percentage per annum equal to 2.50%, and (C) with respect to any Type of Incremental Term Loan of a given Tranche that is neither an A Term Loan nor a B Term Loan, that percentage per annum set forth in, or calculated in accordance with, Section 2.14 and the relevant Incremental Term Loan Commitment Agreement:

“Level	Total Leverage Ratio	A Term Loan, Revolving Loans and Swingline Loans Base Rate Margin	A Term Loan and Revolving Loans Eurodollar Margin	Applicable Commitment Commission Percentage
7	Equal to or greater than 6.75 to 1.00	3.50%	4.50%	0.50%
6	Equal to or greater than 6.25 to 1.00 but less than 6.75 to 1.00	3.00%	4.00%	0.50%
5	Equal to or greater than 5.75 to 1.00, but less than 6.25 to 1.00	2.50%	3.50%	0.50%
4	Equal to or greater than 5.00 to 1.00 but less than 5.75 to 1.00	2.00%	3.00%	0.50%
3	Equal to or greater than 4.50 to 1.00 but less than 5.00 to 1.00	1.875%	2.875%	0.50%
2	Equal to or greater than 4.00 to 1.00 but less than 4.50 to 1.00	1.75%	2.75%	0.50%
1	Less than 4.00 to 1.00	1.625%	2.625%	0.50%”;

The Total Leverage Ratio used in a determination of Applicable Commitment Commission Percentage and Applicable Margins shall be determined based on the delivery of a certificate of the Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within (i) 45 days after the last day of each of the first three fiscal quarters in each fiscal year of the Borrower and (ii) 90 days after the last day of the fourth fiscal quarter of each fiscal year of the Borrower, each of which Quarterly Pricing Certificates shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or after the first day of such Test Period and on or prior to the date of delivery of any such Quarterly Pricing Certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the Applicable Commitment Commission Percentage and Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following provisions of this definition); provided that at the time of the consummation of any Permitted Acquisition or Significant Asset Sale, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or after the first day of such Test Period and on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Significant Asset Sale is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 9.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Commitment Commission Percentage and Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Commitment Commission Percentage and Applicable Margins so determined shall apply, except as set forth in the immediately succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next officer’s certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 45 days following the last day of the Test Period (or 90 days following the last day of the Test Period in respect of the fourth fiscal quarter of the Borrower, in either case) in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no officer’s certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Commitment Commission Percentage and Applicable Margins (and thus commencing a new Start Date), the Applicable Commitment Commission Percentage and Applicable Margins shall be those applicable to a Total Leverage Ratio based on a Level 7 until such time as a new Start Date shall commence as provided above. Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Commitment Commission Percentage and Applicable Margins shall be those applicable to a Total Leverage Ratio based on a Level 7 at all times during which any Default or Event of Default shall occur and be continuing and (y) (A) for periods prior to the Third Amendment Effective Date, the Applicable Commitment Commission Percentage and Applicable Margin shall be calculated in accordance with this definition prior to giving effect to the Third Amendment and (B) for the period from and including the Third Amendment Effective Date until the first Start Date thereafter, the Applicable Commitment Commission Percentage and Applicable Margin shall be those applicable to a Total Leverage Ratio based on Level 5.

3. The definition of “Base Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, from and after the Third Amendment Effective Date, in no event shall the Base Rate be less than 1.00% per annum at any time.”

4. The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (without duplication) (a) Consolidated Interest Expense plus the aggregate amount of all PIK Interest, (b) depreciation and amortization expense, (c) income and profits taxes, (d) in the case of any period including the Borrower’s fiscal quarter ending closest to March 31, 2009, the fees and expenses incurred in connection with the Third Amendment and the PD LLC Notes Amendment, and (e) in the case of any period including any fiscal quarter of the Borrower ending in the Borrower’s fiscal year ending closest to September 30, 2009, up to the amount of Restructuring Charges actually recorded or accrued during such period.

5. The definition of “Consolidated Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii), (vii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that (A) the amount of Indebtedness in respect of any Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time (a) if any such Interest Rate Protection Agreements or Other Hedging Agreements have been closed out, the unamortized termination value thereof, and (b) in all other cases, the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, and (B) the aggregate unpaid PIK Interest Amount shall be excluded from the calculation of Consolidated Indebtedness.”

6. The definition of “Consolidated Interest Expense” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Consolidated Interest Expense” shall mean, for any period, the sum for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness ((x) including (whether or not so deducted) (i) imputed interest in respect of Capitalized Lease Obligations, (ii) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (viii) of the definition of “Indebtedness” contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease), (iii) amortization of debt discount and expense and (iv) all commissions, discounts and other regularly accruing commitment, letter of credit and other banking fees and charges (including all Commitment Commissions, Letter of Credit Fees and Facing Fees but (y) excluding the aggregate amount of all PIK Interest).

7. The definition of “Eurodollar Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, from and after the Third Amendment Effective Date, in no event shall the Eurodollar Rate be less than (i) in the case of a Eurodollar Loan with a one month Interest Period, 1.25% per annum for any such Interest Period, (ii) in the case of a Eurodollar Loan with a two month Interest Period, 1.75% per annum for any such Interest Period, (iii) in the case of a Eurodollar Loan with a three month Interest Period, 2.00% per annum for any such Interest Period, and (iv) in the case of a Eurodollar Loan with a six month Interest Period, 2.50% per annum for any such Interest Period.”

8. The definition of “Excess Cash Flow” appearing in Section 1.01 of the Credit Agreement is hereby amended by restating sub-clause (2) of the parenthetical appearing in clause (b)(ii) thereof in its entirety as follows:

“(2) repayments of Loans and the PIK Interest Amount, provided that repayments of Loans and the PIK Interest Amount shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Term Loan Repayment pursuant to Section 5.02(b) or (y) made as a voluntary prepayment pursuant to Section 5.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction of the Total Revolving Loan Commitment in an amount equal to such prepayment) and”.

9. The definition of “Excluded Domestic Subsidiary” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Excluded Domestic Subsidiary” shall mean Pulitzer and each Domestic Subsidiary of Pulitzer, but only so long as Pulitzer and its Domestic Subsidiaries have not become Subsidiary Guarantors by virtue of the restrictions set forth in any of the PD LLC Notes Documents or in any of the documents evidencing Permitted PD LLC Notes Refinancing Indebtedness, as the case may be.

10. The definition of “Net Sale Proceeds” appearing in Section 1.01 of the Credit Agreement is hereby amended by restating clause (iii) of said definition in its entirety as follows:

“(iii) the amount of such gross cash proceeds required to be used (x) in the case of any assets of any Excluded Domestic Subsidiary so sold or disposed of, to permanently repay (A) the PD LLC Notes or any Permitted PD LLC Notes Refinancing Indebtedness pursuant to the terms of the PD LLC Notes Documents or the documents governing such Permitted PD LLC Notes Refinancing Indebtedness or (B) any Indebtedness of any Excluded Domestic Subsidiary (other than Indebtedness of the Lenders pursuant to this Agreement) that is secured by the respective assets which were sold or otherwise disposed of or (y) in the case of any assets of the Borrower or any of its Subsidiaries (other than any Excluded Domestic Subsidiary) so sold or disposed of, to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of,”.

11. The definition of “Obligations” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement and each other Credit Document, including, without limitation, all amounts in respect of any principal, premium, interest (including PIK Interest, the PIK Interest Amount and any interest, fees and/or expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement, whether or not such interest, fees and/or expenses are an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements (including Unpaid Drawings with respect to Letters of Credit), damages and other liabilities, and guarantees of the foregoing amounts.

12. The definition of “PD LLC Notes Documents” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“PD LLC Notes” shall mean PD LLC’s Adjustable Rate Senior Notes due 2012 issued pursuant to the PD LLC Notes Agreement, as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

13. The definition of “PD LLC Notes Agreement” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “Restatement Effective Date” appearing therein with the text “Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment)”.

14. The definition of “PD LLC Notes Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “(including all Collateral Documents (as defined in the PD LLC Notes Agreement))” immediately after the text “all other documents” appearing therein and (ii) replacing the text “Restatement Effective Date” appearing therein with the text “Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment)”.

15. The definition of “PD LLC Notes Guaranty” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“PD LLC Notes Guaranty” shall mean, collectively, (i) that certain Guaranty Agreement, dated as of May 1, 2000, as amended by Amendment No. 1 to Guaranty Agreement dated as of August 7, 2000, Amendment No. 2 to Guaranty Agreement dated as of November 23, 2004, Amendment No. 3 to Guaranty Agreement dated as of June 2005, Amendment No. 4 to Guaranty Agreement dated as of February 1, 2006 and Limited Waiver and Amendment No. 5 to Guaranty Agreement dated as of the Third Amendment Effective Date, made by Pulitzer to the holders from time to time of the PD LLC Notes as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof and (ii) that certain Subsidiary Guaranty Agreement, dated as of the Third Amendment Effective Date, from all of the Subsidiaries of Pulitzer (other than Star Publishing) in favor of the holders from time to time of the PD LLC Notes, as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof.

16. The definition of “PD LLC Refinancing Amendment” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

17. The definition of “Permitted PD LLC Notes Refinancing Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Permitted PD LLC Notes Refinancing Indebtedness” shall mean Indebtedness solely of PD LLC so long as (i) the proceeds of such Indebtedness are used solely to refinance in full the PD LLC Notes outstanding at such time and to pay any fees and expenses incurred in connection with obtaining such Indebtedness, (ii) such Indebtedness does not have any amortization, redemption, sinking fund, maturity or similar requirement prior to April 28, 2013 (other than for interim payments or prepayments prior to final maturity on terms no more restrictive than those set forth in the PD LLC Notes Documents as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment)), (iii) the aggregate principal amount of such Indebtedness shall not be more than the aggregate principal amount of the PD LLC Notes outstanding at such time (plus the amount of any accrued and unpaid interest thereon and the amount of any fees and expenses incurred in connection with the incurrence thereof), (iv) the restrictions on the ability of Pulitzer and its Subsidiaries to pay cash Dividends and make Intercompany Loans to, and otherwise engage in transactions with, the Borrower and its other Subsidiaries shall be no more restrictive than those restrictions that exist in the PD LLC Notes Documents as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) and (v) all of the other terms and conditions thereof (and the documentation with respect thereto) are in form and substance reasonably satisfactory to the Administrative Agent.

18. The definition of “Required Lenders” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans, respective shares in the PIK Interest Amount and Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders at such time, (ii) the aggregate shares of Non-Defaulting Lenders in the PIK Interest Amount at such time and (iii) the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

19. The definition of “Revolving Loan Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Revolving Loan Maturity Date” shall mean April 28, 2012.

20. Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“Applicable PIK Interest Rate” shall mean, with respect to each PIK Interest Accrual Period (or portion thereof) (i) during the period from and including the Third Amendment Effective Date through and including the last day of the Borrower’s fiscal quarter ending closest to March 31, 2010, a rate per annum equal to 1.00%, (ii) during the period from and including the first day of the Borrower’s fiscal quarter beginning closest to April 1, 2010 through and including the last day of the Borrower’s fiscal quarter ending closest to March 31, 2011, a rate per annum equal to 1.50%, and (iii) thereafter, a rate per annum equal to 2.00%.

“A Term Loan PIK Interest Amount” shall mean (i) the aggregate amount of PIK Interest accrued and/or paid in respect of outstanding A Term Loans pursuant to Sections 2.08(a) and/or 2.08(b) and (ii) the aggregate amount of PIK Interest accrued and/or paid pursuant to Section 2.08(c) initially in respect of such PIK Interest referred to in preceding clause (i).

“Base Rate Basic Interest” shall have the meaning provided in Section 2.08(a).

“Base Rate Basic Interest Rate” shall have the meaning provided in Section 2.08(a).

“Base Rate PIK Interest” shall have the meaning provided in Section 2.08(a).

“Base Rate PIK Interest Rate” shall have the meaning provided in Section 2.08(a).

“Basic Interest” shall have the meaning provided in Section 2.08(b).

“Eurodollar Rate Basic Interest” shall have the meaning provided in Section 2.08(b).

“Eurodollar Rate Basic Interest Rate” shall have the meaning provided in Section 2.08(b).

“Eurodollar Rate PIK Interest” shall have the meaning provided in Section 2.08(b).

“Eurodollar Rate PIK Interest Rate” shall have the meaning provided in Section 2.08(b).

“Lee Procurement” shall mean Lee Procurement Solutions Co., an Iowa corporation and a Qualified Wholly-Owned Domestic Subsidiary Guarantor.

“Pay-Off Date” shall mean the date upon which the Total Commitment has been terminated, no Note is outstanding, all Loans have been repaid in full in cash, all Letters of Credit have been terminated and all other Obligations then outstanding (other than (i) if prior to the last day of the Borrower’s fiscal year ending closest to September 30, 2011, the aggregate unpaid PIK Interest Amount, or (ii) if on or after the last day of the Borrower’s fiscal year ending closest to September 30, 2011, 50% of the aggregate unpaid PIK Interest Amount) have been paid in full in cash.

“PD LLC Notes Amendment” shall mean one or more amendments to (or terminations of and/or additions to, as applicable) the applicable PD LLC Notes Documents collectively containing the principal terms and conditions described in the term sheet attached as Exhibit A to the Third Amendment and otherwise in form and substance satisfactory to the Administrative Agent.

“PIK Interest” shall have the meaning provided in Section 2.08(b).

“PIK Interest Accrual Period” shall mean the period from and after any Start Date to and including the corresponding End Date, but only in the event that the Total Leverage Ratio indicated to have been achieved in respect of the respective Start Date (as shown in the applicable Quarterly Pricing Certificate) is greater than 7.50:1.00 (it being understood that no PIK Interest Accrual Period shall apply to periods prior to the Third Amendment Effective Date).

“PIK Interest Amount” shall mean, collectively, the A Term Loan PIK Interest Amount and the Revolving Loan PIK Interest Amount.

“Pulitzer Free Cash Flow” shall mean “Excess Cash Flow” under, and as defined in, the PD LLC Note Documents (as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment)).

“Restricted Cash Reserve Account” shall have the meaning provided in the PD LLC Note Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment).

“Revolving Loan PIK Interest Amount” shall mean (i) the aggregate amount of PIK Interest accrued and/or paid in respect of outstanding Revolving Loans pursuant to Sections 2.08(a) and/or 2.08(b) and (ii) the aggregate amount of PIK Interest accrued and/or paid pursuant to Section 2.08(c) initially in respect of such PIK Interest referred to in preceding clause (i).

“Star Publishing” shall mean Star Publishing Company, an Arizona corporation and a Subsidiary of Pulitzer.

“Third Amendment” shall mean the Third Amendment, Consent and Waiver to this Agreement, dated as of February 18, 2009.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.”

21. Section 2.08 of the Credit Agreement is hereby restated in its entirety as follows:

“2.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of (I) the relevant Applicable Margin plus the Base Rate (the “Base Rate Basic Interest Rate,” and such interest at the Base Rate Basic Interest Rate, the “Base Rate Basic Interest”) as in effect from time to time, plus (II) during each PIK Interest Accrual Period (but otherwise subject to the last sentence of Section 2.08(e)), the Applicable PIK Interest Rate (the “Base Rate PIK Interest Rate,” and such interest at the Base Rate PIK Interest Rate, the “Base Rate PIK Interest”).

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of (I) the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period (the “Eurodollar Rate Basic Interest Rate,” and such interest at the Eurodollar Rate

Basic Interest Rate, the “Eurodollar Rate Basic Interest;” and the Eurodollar Rate Basic Interest and the Base Rate Basic Interest are collectively referred to as the “Basic Interest”) plus (II) during each PIK Interest Accrual Period (but otherwise subject to the last sentence of Section 2.08(e)), the Applicable PIK Interest Rate (the “Eurodollar Rate PIK Interest Rate,” and such interest at the Eurodollar Rate PIK Interest Rate, the “Eurodollar Rate PIK Interest;” and the Eurodollar Rate PIK Interest and the Base Rate PIK Interest, together with any interest on the unpaid PIK Interest Amount pursuant to Section 2.08(c), are collectively referred to as the “PIK Interest”).

(c) The Borrower agrees to pay interest in respect of the unpaid PIK Interest Amount from time to time outstanding (subject to the last sentence of Section 2.08(e)) at a rate of 6.0% per annum.

(d) Notwithstanding anything to the contrary contained in this Agreement, the unpaid principal amount of each Loan and the unpaid PIK Interest Amount shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to such Loan or such PIK Interest Amount, as applicable, at all times that an Event of Default shall have occurred and be continuing. In addition (but without duplication of any amounts payable pursuant to the immediately preceding sentence), overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and the unpaid PIK Interest Amount shall, in each case, bear interest at a rate per annum equal to (A) in the case of Loans, the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, (B) in the case of the PIK Interest Amount, at a rate of 8% per annum, and (c) in the case of other overdue amounts payable hereunder and under any other Credit Document, at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(d) shall be payable on demand. Payment or acceptance of the increased rates of interest provided for in this Section 2.08(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(e) Accrued (and theretofore unpaid) interest shall be payable (in the case of Basic Interest, in cash, and in the case of PIK Interest, by having the amount of such PIK Interest added to the applicable PIK Interest Amount then in effect and continue to accrue (with interest thereon) for the account of the respective Lenders as described below) (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (iii) in respect of (x) Base Rate PIK Interest, on each date when Base Rate Basic Interest is otherwise payable on the respective Base Rate Loans as provided in clause (i) above in this

Section 2.08(e), (y) Eurodollar Rate PIK Interest, on each date when Eurodollar Rate Basic Interest is otherwise payable on the respective Eurodollar Rate Loans as provided in clause (ii) above, and (z) PIK Interest payable under Section 2.08(c), (A) quarterly in arrears on each Quarterly Payment Date, (B) on the date of any repayment or prepayment in full of the unpaid A Term Loan PIK Interest Amount or Revolving Loan PIK Interest Amount, as the case may be, and (C) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Base Rate Basic Interest and Eurodollar Rate Basic Interest payable under Sections 2.08(a) and 2.08(b), respectively, shall be payable in cash, and PIK Interest payable under Sections 2.08(a), 2.08(b) and 2.08(c) shall be payable by adding the amount thereof on each date when such PIK Interest is due to increase the unpaid amount of the A Term Loan PIK Interest Amount or the Revolving Loan PIK Interest Amount, as applicable; provided, however, notwithstanding the foregoing, all accrued and unpaid PIK Interest shall be payable in cash at maturity (whether by acceleration or otherwise).

Notwithstanding anything to the contrary contained above in this Section 2.08 or elsewhere in this Agreement, (A) to the extent that either (x) the Pay-off Date occurs prior to the last day of the Borrower’s fiscal year ending closest to September 30, 2011 (other than as a result of a repayment following the Obligations being declared, or otherwise becoming, due and payable pursuant to Section 11) or (y) the Total Leverage Ratio as of the last day of the Borrower’s fiscal year ending closest to September 30, 2011 is less than 6.00:1.00, 100% of the aggregate unpaid PIK Interest Amount at such time shall be forgiven and shall no longer be considered outstanding and no further PIK Interest shall accrue or be paid pursuant to this Section 2.08 and (B) to the extent that the Pay-off Date occurs on or after the last day of the Borrower’s fiscal year ending closest to September 30, 2011 but before April 28, 2012 (other than as a result of a repayment following the Obligations being declared, or otherwise becoming, due and payable pursuant to Section 11), 50% of the aggregate unpaid PIK Interest Amount at such time shall be forgiven and shall no longer be considered outstanding (and with such reduction to be applied ratably to the unpaid A Term Loan PIK Interest Amount and the Revolving Loan PIK Interest Amount).

(f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.”

22. Section 5.01(a) of the Credit Agreement is hereby amended by restating clause (v) of said Section in its entirety as follows:

“and (v) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section 5.01(a) shall be applied to reduce the remaining Scheduled Term Loan Repayments of such Tranche of Term Loans in inverse order of maturity.”

23. Section 5.01 of the Credit Agreement is hereby further amended by inserting the following new clause (c) at the end thereof:

“(c) The Borrower shall have the right to prepay the unpaid PIK Interest Amount, without premium or penalty, in whole or in part any time and from time to time on the following terms and conditions: (i) no Loans shall be outstanding; (ii) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the unpaid PIK Interest Amount, which notice shall specify whether the A Term Loan PIK Interest Amount and/or the Revolving Loan PIK Interest Amount shall be prepaid and the amount of such prepayment, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of the unpaid PIK Interest Amount pursuant to this Section 5.01(c) shall be in the aggregate amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent); and (ii) each voluntary prepayment of the unpaid PIK Interest Amount made pursuant to this Section 5.01(c) shall be allocated between the A Term Loan PIK Interest Amount and the Revolving Loan PIK Interest Amount on a pro rata basis (based on the respective aggregate unpaid amounts thereof).”

24. Section 5.02(b) of the Credit Agreement is hereby amended by deleting the table appearing in clause (i) of said Section in its entirety and inserting the following new table in lieu thereof:

“Scheduled A Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2006	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2006	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2007	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2007	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2007	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2007	$11,875,000

“Scheduled A Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2008	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2008	$11,875,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2008	$35,625,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2008	$35,625,000

July 20, 2009	$22,100,000

October 20, 2009	$32,800,000

January 20, 2010	$15,000,000

April 20, 2010	$15,000,000

July 20, 2010	$15,000,000

October 20, 2010	$15,000,000

January 20, 2011	$15,000,000

April 20, 2011	$15,000,000

July 20, 2011	$20,000,000

October 20, 2011	$20,000,000

“Scheduled A Term Loan Repayment Date	Amount
January 20, 2012	$25,000,000

April 20, 2012	$25,000,000

A Term Loan Maturity Date	$502,525,000

The Borrower and the Lenders hereby acknowledge and agree that the amounts set forth in the table above from and after the Third Amendment Effective Date already take into account any prepayments made by the Borrower prior to the Third Amendment Effective Date.”

25. Section 5.02(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) (I) Each amount required to be applied pursuant to Sections 5.02(c), (d), (e) and (f) in accordance with this Section 5.02(g) shall be applied (1) first, to repay principal of outstanding Term Loans and shall be allocated among each Tranche of outstanding Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of the respective repayment, and (2) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (1), to repay the unpaid PIK Interest Amount.

(II) The amount of each principal repayment of each Tranche of Term Loans pursuant to this Section 5.02(g) shall be applied to reduce the then remaining Scheduled Term Loan repayments of such Tranche of Term Loans in inverse order of maturity.”

26. Section 5.02(h) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Each repayment of the PIK Interest Amount required by this Section 5.02 shall be applied ratably to the unpaid A Term Loan PIK Interest Amount and Revolving Loan PIK Interest (based on the respective aggregate amounts thereof).”

27. Section 5.02(i) of the Credit Agreement is hereby restated in its entirety as follows:

“(i) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all then outstanding Loans shall be repaid in full on the respective Maturity Date for such Tranche of Loans, (iii) the aggregate unpaid PIK Interest Amount shall be repaid in full on April 28, 2012 and (iv) unless the Required Lenders otherwise agree in writing, all then outstanding Loans and other Obligations shall be repaid in full on the date on which a Change of Control occurs.”

28. Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.03 immediately after Section 7.02 thereof:

“7.03. No Excess Cash. The obligation of each Lender to make Revolving Loans (other than pursuant to a Mandatory Borrowing), and the obligation of the Swingline Lender to make Swingline Loans, in each case, shall be subject to the satisfaction of the condition that the Borrower shall have delivered to the Administrative Agent together with the relevant Notice of Borrowing, a certificate of an Authorized Officer of the Borrower certifying (x) in detail reasonably satisfactory to the Administrative Agent, as to the use of the proceeds of such Borrowing, and (y) that as of the date of such requested Borrowing, the aggregate amount of Unrestricted cash and Cash Equivalents owned or held by the Borrower and its Subsidiaries (other than Excluded Domestic Subsidiaries), determined after giving pro forma effect to such Borrowing and the application of proceeds therefrom (which application shall be made within two Business Days of the date of such Borrowing and the proceeds thereof applied in a manner consistent with the foregoing certifications) and from any other Unrestricted cash and Cash Equivalents then held or owned by the Borrower and its Subsidiaries (other than Excluded Domestic Subsidiaries) (to the extent such proceeds and/or other Unrestricted cash and Cash Equivalents are to be utilized by the Borrower and its Subsidiaries (other than Excluded Domestic Subsidiaries) within two Business Days of such date for a permitted purpose under this Agreement other than an Investment in Unrestricted cash and Cash Equivalents or in a Subsidiary of the Borrower), shall not exceed $10,000,000.”

29. Section 9.01(b) of the Credit Agreement is hereby amended by restating the parenthetical appearing in clause (i) thereof in its entirety as follows:

“(which audit shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit; provided, however, the audit opinion in respect of the Borrower’s fiscal year ending closest to September 30, 2011 may contain a “going concern” qualification as a result of the PD LLC Notes being treated as current obligations on the Borrower’s consolidated balance sheet and/or the financing arrangements under this Agreement and the PD LLC Notes )”.

30. Section 9.01 of the Credit Agreement is hereby further amended by inserting the following new clause (j) at the end of said Section:

“(j) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year.”

31. Section 9.12(a) of the Credit Agreement is hereby restated in its entirety as follows:

“9.12. Excluded Domestic Subsidiaries; Further Assurances; etc. (a) The Borrower will cause each Excluded Domestic Subsidiary (whether existing on the Third Amendment Effective Date or thereafter created, established or acquired, but excluding Star Publishing unless it is (or becomes) a Wholly-Owned Domestic Subsidiary) that has not entered into the Subsidiaries Guaranty, the Security Agreement and/or the Pledge Agreement because to have done so would have violated the terms and conditions contained in the applicable PD LLC Notes Documents (as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) or the Permitted PD LLC Notes Refinancing Indebtedness, to take all actions required for such Excluded Domestic Subsidiary to become a party to the Subsidiaries Guaranty, the Security Agreement and/or the Pledge Agreement in accordance with the terms of the Subsidiaries Guaranty, the Security Agreement and/or the Pledge Agreement upon the date upon which the restrictions set forth in the applicable PD LLC Notes Documents or Permitted PD LLC Notes Refinancing Indebtedness, as the case may be, cease to apply to such Excluded Domestic Subsidiary. On the date on which any Excluded Domestic Subsidiary becomes a party to the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement pursuant to this Section 9.12(a), such Excluded Domestic Subsidiary shall no longer be an “Excluded Domestic Subsidiary” but instead shall be a “Subsidiary Guarantor” for all purposes of this Agreement and each other Credit Document.”

32. Section 9 of the Credit Agreement is hereby further amended by inserting the following new Section 9.19 at the end of said Section:

“9.19. Pulitzer Distributions; Restricted Cash Reserve Account. (a) No later than the 45th day after the end of each fiscal quarter of Pulitzer ending after the Third Amendment Effective Date (commencing with the Pulitzer’s fiscal quarter ending closest to March 31, 2009), the Borrower will cause Pulitzer, to the maximum extent permitted pursuant to the PD LLC Note Documents (as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment)), to distribute not less than 80% of Pulitzer Free Cash Flow for each fiscal quarter of Pulitzer to the Borrower and/or the Qualified Wholly-Owned Subsidiary Guarantors, which distribution, however, may be made in the form of an unsecured Intercompany Loan to Lee Procurement.

(b) On the Third Amendment Effective Date, Pulitzer will deposit $9,000,000 into the Restricted Cash Reserve Account, which cash may only be applied (x) solely during the period from the Third Amendment Effective Date through and including April 28, 2009, for the general corporate purposes of Pulitzer and its Subsidiaries and (y) at any time (I) to the extent required to satisfy a shortfall in cash at Pulitzer and its Subsidiaries required to make scheduled interim repayments of principal at par and/or interest in respect of the PD LLC Notes or payments of principal at par and/or interest in respect of the PD LLC Notes due upon maturity, in each case required to be made pursuant to the PD LLC Note Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment), (II) to fund the principal repayment on the PD LLC Notes at par on October 28, 2010 as required pursuant to Section 4A(ii) of the PD LLC Note Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) in an aggregate principal amount not to exceed $4,500,000 or (III) by the collateral agent under the PD LLC Notes Documents in satisfaction of obligations owing under the PD LLC Notes Agreement or any of the other PD LLC Notes Documents in connection with the exercise of remedies following the occurrence of any event of default thereunder, provided that any such cash applied as provided in preceding clause (x) shall be reimbursed to the Restricted Cash Reserve Account on prior to April 28, 2009 so that the aggregate amount of cash deposited in the Restricted Cash Reserve Account on April 28, 2009 is $9,000,000 less the amount, if any, used by PD LLC to make an interest payment on such date.

33. Section 10.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (xvi) thereof, (ii) deleting the period appearing at the end of clause (xvii) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (xviii) at the end thereof:

“(xviii) Liens solely on the assets of Pulitzer and its Subsidiaries (other than the assets of Star Publishing) to secure their respective obligations in respect of the PD LLC Notes Documents and any Permitted PD LLC Notes Refinancing Indebtedness (including any guaranty or pledge thereof by Pulitzer and/or one or more of its Subsidiaries).”

34. Section 10.02(iv) of the Credit Agreement is hereby amended by restating the existing clause (z) of said Section in its entirety as follows:

“(z) the assets sold pursuant to this clause (iv) shall not, in the aggregate, be comprised of assets that generated in any fiscal year of the Borrower more than 5% of the Consolidated EBITDA for the immediately preceding fiscal year of the Borrower.”

35. Section 10.02(ix) of the Credit Agreement is hereby amended by inserting the text “(other than an Excluded Domestic Subsidiary)” immediately after the text “any Subsidiary of the Borrower” appearing therein.

36. Section 10.03(iii) of the Credit Agreement is hereby amended by deleting the amount “$1,000,000” appearing therein and inserting the amount “$250,000” in lieu thereof.

37. The text of each of clauses (v), (vi), (vii), (viii) and (ix) of Section 10.03 of the Credit Agreement is hereby deleted in its entirety and replaced in each such clause with the text “(Intentionally omitted).”

38. Sections 10.04(xi) and (xii) of the Credit Agreement are hereby restated in their entirety as follows:

“(xi) Indebtedness of PD LLC under the PD LLC Notes and the other PD LLC Notes Documents and of Pulitzer and one or more of its other Subsidiaries (other than Star Publishing) under the PD LLC Notes Guaranty and the other PD LLC Notes Documents, in an aggregate principal amount (without duplication in the case of amounts owing by Pulitzer and its other Subsidiaries under the PD LLC Notes Guaranty) not to exceed $186,000,000 (less the amount of any repayments of principal thereof after the Third Amendment Effective Date);

(xii) Indebtedness of PD LLC incurred pursuant to the Permitted PD LLC Notes Refinancing Indebtedness and of Pulitzer and one or more of its other Subsidiaries (other than Star Publishing) under a guaranty thereof complying with the requirements set forth in the definition of “Permitted PD LLC Notes Refinancing Indebtedness” in Section 1.01; and”.

39. Section 10.05(ii) of the Credit Agreement is hereby restated in its entirety as follows:

“(ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding, the aggregate amount of Unrestricted cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries (excluding Excluded Domestic Subsidiaries) shall not exceed $10,000,000 for any period of five consecutive Business Days;”.

40. Section 10.05(v) of the Credit Agreement is hereby amended by deleting the amount “$10,000,000” appearing therein and inserting the amount “$2,500,000” in lieu thereof.

41. Section 10.06 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained in this Agreement, except to the extent expressly permitted by clauses (i) through (vi) above, the transactions between the Borrower and its Subsidiaries (other than Pulitzer and its Subsidiaries) on the one hand, and Pulitzer and its Subsidiaries on the other hand, shall be limited to those activities described on Exhibit B to the Third Amendment.”

42. Section 10.08 of the Credit Agreement is hereby restated in its entirety as follows:

“10.08. Interest Expense Coverage Ratio. The Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower ending closest to the relevant date set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending Closest to	Ratio
On or prior to June 30, 2008	2.50:1.00

Fiscal Quarter Ending Closest to	Ratio
September 30, 2008 through and including December 31, 2008	2.00:1.00
March 31, 2009	2.25:1.00
June 30, 2009	1.85:1.00
September 30, 2009	1.60:1.00
December 31, 2009	1.40:1.00
March 31, 2010	1.40:1.00
June 30, 2010	1.45:1.00
September 30, 2010	1.55:1.00
December 31, 2010	1.60:1.00
March 31, 2011	1.70:1.00
June 30, 2011	1.80:1.00
September 30, 2011	1.95:1.00
December 31, 2011	2.10:1.00
March 31, 2012	2.25:1.00”.

43. Section 10.09 of the Credit Agreement is hereby restated in its entirety as follows:

“10.09 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
From the Original Effective Date through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2005	6.25:1.00
The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2005 through and including the last day of the Borrower’s fiscal quarter ending closest to June 30, 2006	6.00:1.00
The first day of the Borrower’s fiscal quarter beginning closest to July 1, 2006 through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2007	5.75:1.00

The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2007 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to September 30, 2008

5.25:1.00

Period	Ratio

The last day of the Borrower’s fiscal quarter ending closest to September 30, 2008 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to December 31, 2008

6.25:1.00
The last day of the Borrower’s fiscal quarter ending closest to December 31, 2008 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to March 31, 2009	6.50:1.00
The last day of the Borrower’s fiscal quarter ending closest to March 31, 2009 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to June 30, 2009	7.25:1.00
The last day of the Borrower’s fiscal quarter ending closest to June 30, 2009 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to December 31, 2009	8.25:1.00
The last day of the Borrower’s fiscal quarter ending closest to December 31, 2009 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to June 30, 2010	8.75:1.00
The last day of the Borrower’s fiscal quarter ending closest to June 30, 2010 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to September 30, 2010	8.50:1.00

The last day of the Borrower’s fiscal quarter ending closest to September 30, 2010 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to December 31, 2010

7.75:1.00
The last day of the Borrower’s fiscal quarter ending closest to December 31, 2010 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to March 31, 2011	7.50:1.00
The last day of the Borrower’s fiscal quarter ending closest to March 31, 2011 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to June 30, 2011	7.25:1.00
The last day of the Borrower’s fiscal quarter ending closest to June 30, 2011 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to September 30, 2011	7.00:1.00

Period	Ratio

The last day of the Borrower’s fiscal quarter ending closest to September 30, 2011 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to December 31, 2011

6.75:1.00
The last day of the Borrower’s fiscal quarter ending closest to December 31, 2011 through and including the day before the last day of the Borrower’s fiscal quarter ending closest to March 31, 2012	6.50:1.00
The last day of the Borrower’s fiscal quarter ending closest to March 31, 2012 and thereafter	6.25:1.00”.

44. Section 10.10 of the Credit Agreement is hereby amended by (i) restating clauses (iv) and (v) thereof in their entirety as follows:

“(iv) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale or similar event of, the PD LLC Notes, the PD LLC Notes Guaranty or the Permitted PD LLC Notes Refinancing Indebtedness, provided that (v) PD LLC may make a principal repayment on the PD LLC Notes on the Third Amendment Effective Date at par in an aggregate principal amount of $120,000,000, (w) PD LLC may make payments on the PD LLC Notes at par (A) in connection with a Change of Control (as defined in the PD LLC Notes Agreement) as required pursuant to Section 4E of the PD LLC Notes Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) or (B) with proceeds of Asset Sales and/or Recovery Events to the extent representing proceeds from assets of Pulitzer and its Subsidiaries, (x) on or after June 28, 2009, PD LLC may make quarterly amortization payments at par in a principal amount of no greater than $4,000,000 as required pursuant to Section 4A(i) of the PD LLC Notes Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment), (y) on or after October 28, 2010, PD LLC may make the principal repayment on the PD LLC Notes at par as required pursuant to Section 4A(ii) of the PD LLC Notes Agreement as in effect on the Third Amendment Effective Date (after giving effect to the PD LLC Notes Amendment) in an aggregate principal amount not to exceed $4,500,000 and (z) contemporaneous with the payment by Pulitzer of all distributions required to be made pursuant to Section 9.19 during each fiscal quarter of Pulitzer, PD LLC may make payments on the PD LLC Notes at par in an aggregate principal amount not to exceed 20% of Pulitzer Free Cash Flow for such fiscal quarter;

(v) amend or modify, or permit the amendment or modification of, any provision of any PD LLC Note Document or any indenture, purchase agreement, loan agreement, security document or other agreement or instrument relating to the Permitted PD LLC Notes Refinancing Indebtedness, other than the PD LLC Notes Amendment and any such other amendments or modifications with the prior written consent of the Administrative Agent which are not adverse to the Lenders in any material respect”;

and (ii) adding the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event shall (x) the Borrower or any of its Subsidiaries (other than Pulitzer and its Subsidiaries) be permitted to pay any fee to the holders of the PD LLC Notes (or any agent or advisor in respect thereof) in connection with any amendment, modification, change or waiver of, or forbearance with respect to, any term or provision of any PD LLC Notes Document or Permitted PD LLC Notes Refinancing Indebtedness or, except as otherwise permitted in Section 10.06, make any other payment on behalf of Pulitzer or any of its Subsidiaries, (y) the Borrower or any of its Subsidiaries (other than Pulitzer and its Subsidiaries) be permitted to prepay or repay any amounts (including in respect of interest) owing to Pulitzer or any of its Subsidiaries in respect of any Intercompany Loans or other Intercompany Debt (other than the set-off and netting arrangements as, and to the extent, described on Exhibit B to the Third Amendment) or (z) the Borrower or any of its Subsidiaries be permitted to make any payments (whether in cash, property or securities) to Herald or any of its Affiliates in connection with the amendment of the PD LLC Operating Agreement and the termination of the PD LLC Indemnity Agreement on the Third Amendment Effective Date or otherwise (and/or settlement of Herald’s capital account in PD LLC) until after April 28, 2013 and then in accordance with the terms of the PD LLC Notes Amendment, provided that (A) such payment shall be settled through a phantom equity interest in PD LLC, (B) no such payment shall be made unless all Letters of Credit and the Total Commitment have been terminated and all Obligations (other than indemnities described in Section 13.13 which are not then due and payable) have been repaid in full in cash and (C) notwithstanding preceding sub-clause (B), the phantom equity interest issued to Herald or any of its Affiliates under preceding sub-clause (A) may be redeemed for common stock of the Borrower at any time.”

45. Section 10.11(iii) of the Credit Agreement is hereby restated in its entirety as follows:

“(iii) the PD LLC Notes Documents (as in effect on the Third Amendment Effective Date (and after giving effect to the PD LLC Notes Amendment)) and the Permitted PD LLC Notes Refinancing Indebtedness (as in effect at the time of the issuance or incurrence thereof so long as such restrictions are no more restrictive in any material respect than those restrictions set forth in the PD LLC Notes Documents as in effect on the Third Amendment Effective Date (and after giving effect to the PD LLC Notes Amendment)), in each case so long as such restrictions apply solely to Pulitzer and/or its applicable Subsidiaries”.

46. Section 10.12 of the Credit Agreement is hereby amended by (i) restating the parenthetical appearing in clause (a) thereof in its entirety as follows:

“(other than Qualified Preferred Stock of the Borrower and/or the phantom equity interest in PD LLC permitted under Section 10.10 on terms reasonably satisfactory to the Administrative Agent)”; and

(ii) deleting clause (c) thereof in its entirety.

47. Section 11.04 of the Credit Agreement is hereby amended by deleting the amount “$25,000,000” appearing therein and inserting the amount “$10,000,000” in lieu thereof.

48. Section 13.04(b) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Each assignment of outstanding Term Loans and Revolving Loan Commitments (or, if the Total Revolving Loan Commitment has terminated, outstanding Revolving Loans) pursuant to this Section 13.04(b) shall be accompanied by a proportionate assignment of such assignor Lender’s interest in the unpaid A Term Loan PIK Interest Amount or Revolving Loan PIK Amount, as the case may be.”

49. Section 13.06(b) of the Credit Agreement is hereby amended by inserting the text “PIK Interest Amount,” immediately after the text “the Loans,” appearing therein.

50. Section 13.12(a) of the Credit Agreement is hereby amended by (i) restating clause (i) thereof in its entirety as follows:

“(i) (x) extend the final scheduled maturity of any Loan, Note or PIK Interest Amount or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or (y) reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment of a given Tranche of Term Loans”;

(ii) deleting the word “or” appearing immediately preceding the text “(6)” appearing in said Section and (iii) inserting the following new text immediately preceding the period at the end of said Section:

“, or (7) without the written consent of the Majority Lenders with Revolving Loans and/or Revolving Loan Commitments, amend, modify or waive any condition precedent set forth in Section 7 with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters or Credit”.

II. Consents and Waiver to the Credit Agreement.

1. The Lenders hereby consent to the $120,000,000 aggregate prepayment at par of the PD LLC Notes on the Third Amendment Effective Date (but immediately after giving effect thereto) and the amendments and other modifications to, and termination of, the applicable PD LLC Notes Documents pursuant to the PD LLC Notes Amendment.

2. The Lenders hereby waive any Default or Event of Default that may arise under the Credit Agreement solely as a result of the Specified Events of Default.

3. The Lenders hereby agree that the provisions of Section 2 of the Second Waiver shall no longer be applicable except for the provisions of clauses (iii), (iv)(II) and (v) thereof, which clauses shall remain in full force and effect on and after the Third Amendment Effective Date except to the extent otherwise agreed by the Required Lenders.

III. Amendments to Intercompany Subordination Agreement and Mortgages.

1. The definition of “Intercompany Debt” appearing in Section 7 of the Intercompany Subordination Agreement is hereby restated in its entirety as follows:

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereinafter incurred, owed by the Borrower or any Subsidiary Guarantor to the Borrower or any Subsidiary of the Borrower, provided that no such payables or other obligations incurred by any Credit Party after the Third Amendment Effective Date and owing to Pulitzer or any of its Subsidiaries shall constitute Intercompany Debt. For the avoidance of doubt, all such Intercompany Debt outstanding on the Third Amendment Effective Date and owed to Pulitzer or any of its Subsidiaries (after giving effect to any netting arrangements as, and to the extent, described on Exhibit B to the Third Amendment and leaving an Intercompany Debt balance of approximately $245,000,000 in the aggregate as of February 1, 2009) shall continue to be subordinated on, and subject to, the terms of this Agreement.

2. The definition of “Default Interest Rate” appearing in each of the Mortgages heretofore executed is hereby amended by deleting the reference to “Section 2.08(c)” appearing therein and inserting the reference to “Section 2.08(d)” in lieu thereof.

IV. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both immediately before and immediately after giving effect to this Amendment on such date (other than the Specified Events of Default for periods prior to the Third Amendment Effective Date), and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. The Credit Parties acknowledge and agree that the Credit Agreement (as modified hereby) and each other Credit Document, and all Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind.

3. In further consideration of the Lenders’ execution of this Amendment, each Credit Party unconditionally and irrevocably acquits and fully forever releases and discharges each Lender, each Issuing Lender, the Administrative Agent, the Collateral Agent and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Credit Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the Third Amendment Effective Date and which were in any manner related to this Amendment, the Credit Agreement, any other Credit Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Credit Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Borrower, each other Credit Party and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com);

(ii) the Borrower shall have paid to the Administrative Agent and the Lenders all fees, costs and expenses (including, without limitation, the fees and expenses of White & Case LLP and Alvarez & Marsal North America, LLC) payable to the Administrative Agent and the Lenders to the extent then due;

(iii) the PD LLC Notes Amendment shall have become (or concurrently with the Third Amendment Effective Date shall become) effective in accordance with the terms hereof and thereof;

(iv) the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates, resolutions and any other records of Company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection with this Third Amendment and the transactions contemplated herein, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities;

(v) the Administrative Agent shall have received from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent an opinion or opinions addressed to the Administrative Agent and each of the Lenders and dated the Third Amendment Effective Date in form and substance satisfactory to the Administrative Agent and covering such matters incident to this Third Amendment and the transactions contemplated herein as the Administrative Agent may reasonably request;

(vi) the PD LLC Operating Agreement shall have been amended and the PD LLC Indemnity Agreement shall have been terminated in each case in accordance with the PD LLC Notes Amendment and neither the Borrower nor any of its Subsidiaries shall have any further obligations to Herald or any of its Affiliates thereunder (whether pursuant to Section 3.11(b) or Section 7.2 of the PD LLC Operating Agreement or otherwise), other than as set forth in Section 10.10 of the Credit Agreement after giving effect to this Amendment; and

(vii) the Borrower shall have paid to the Administrative Agent for the account of each Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof, a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 50 basis points (0.50%) on an amount equal to the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the Third Amendment Effective Date plus (ii) the Revolving Loan Commitment of such Lender as in effect on the Third Amendment Effective Date. The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.

8. By executing and delivering a counterpart hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall be fully guaranteed pursuant to the Subsidiaries Guaranty and shall be fully secured pursuant to the Security Documents, in each case, in accordance with the respective terms and provisions thereof and that this Amendment does not in any manner constitute a novation of any Obligations under any of the Credit Documents.

9. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

LEE ENTERPRISES, INCORPORATED, as a Borrower

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually and as Administrative Agent

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Amendment, hereby consents to the entering into of the Amendment and agrees to all of the provisions thereof (including, without limitation, Sections 2, 3 and 8 of Part IV thereof). THE FOREGOING CONSENT BY EACH SUBSIDIARY GUARANTOR SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

ACCUDATA, INC.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

INN PARTNERS, L.C.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

JOURNAL – STAR PRINTING CO.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

K. FALLS BASIN PUBLISHING, INC.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

LEE CONSOLIDATED HOLDINGS CO.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

LEE PUBLICATIONS, INC.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

LEE PROCUREMENT SOLUTIONS CO.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

LINT CO.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

SIOUX CITY NEWSPAPERS, INC.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

TARGET MARKETING SYSTEMS, INC.,

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

SIGNATURE PAGE TO THE THIRD AMENDMENT TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG LEE ENTERPRISES, INCORPORATED, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

ALLIED IRISH BANKS, p.l.c

By:	/s/ Jim Dennehy
Name:	Jim Dennehy
Title:	Director

By:	/s/ Joseph Augustini
Name:	Joseph Augustini
Title:	Senior Vice President

ASSOCIATED BANK, N.A.

By:	/s/ Michael A. McPeek
Name:	Michael A. McPeek
Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ John W. Woodiel III
Name:	John W. Woodiel III
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

THE BANK OF NEW YORK MELLON

By:	/s/ Lily A. Dastur
Name:	Lily A. Dastur
Title:	Vice President

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH

By:	/s/ Shelley He
Name:	Shelley He
Title:	Deputy General Manager

BANK OF THE WEST

By:	/s/ Michael Creith
Name:	Michael Creith
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, NEW YORK BRANCH

By:	/s/ Jose Carlos
Name:	Jose Carlos
Title:	Authorized Signatory

CITIBANK N.A.

By:	/s/ Kate Kang
Name:	Kate Kang
Title:	Vice President

COMERICA BANK

By:	/s/ Sarah R. West
Name:	Sarah R. West
Title:	Vice President

ERSTE GROUP BANK AG

By:	/s/ Robert J. Wagman
Name:	Robert J. Wagman
Title:	Director

By:	/s/ Bryan Lynch
Name:	Bryan Lynch
Title:	Executive Director

FORTIS CAPITAL SA/NV, NEW YORK BRANCH

By:	/s/ Barbara E. Nash
Name:	Barbara E. Nash
Title:	Managing Director & Group Head

By:	/s/ Douglas Riahi
Name:	Douglas Riahi
Title:	Managing Director

HSH NORDBANK AG, NEW YORK BRANCH

By:	/s/ Garry Weiss
Name:	Garry Weiss
Title:	Authorized Signatory

By:	/s/ Roland Kiser
Name:	Roland Kiser
Title:	General Manager

JPMORGAN CHASE BANK, NA

By:	/s/ Phillip D. Martin
Name:	Phillip D. Martin
Title:	Senior Vice President

MEGA INTERNATIONAL COMMERCIAL BANK, NEW YORK BRANCH

By:	/s/ Tsang-Pei Hsu
Name:	Tsang-Pei Hsu
Title:	VP & Deputy Manager

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

MORGAN STANLEY BANK, N.A.

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

NATIONAL CITY BANK

By:	/s/ Derek R. Cook
Name:	Derek R. Cook
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Thomas Hasenauer
Name:	Thomas Hasenauer
Title:	Vice President

QUAD CITY BANK AND TRUST COMPANY

By:	/s/ Rebecca E. Skafidas
Name:	Rebecca E. Skafidas
Title:	Assistant Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Eric Hurshman
Name:	Eric Hurshman
Title:	Managing Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

SCOTIABANC INC.

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Leo E. Pagarigan
Name:	Leo E. Pagarigan
Title:	General Manager

SUNTRUST

By:	/s/ Amanda K. Parks
Name:	Amanda K. Parks
Title:	SVP

UNION BANK OF CALIFORNIA

By:	/s/ Daniel J. Isenberg
Name:	Daniel J. Isenberg
Title:	Vice President

UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY

By:	/s/ Philip Cheong
Name:	Philip Cheong
Title:	Deputy General Manager

By:	/s/ Mario Sheng
Name:	Mario Sheng
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Dale L. Welke
Name:	Dale L. Welke
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/ Joe Mynatt
Name:	Joe Mynatt
Title:	Director

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ John Gilsenan
Name:	John Gilsenan
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Ronald P. Christenson
Name:	Ronald P. Christenson
Title:	Vice President

WEST LB

By:	/s/ Petra Beckert
Name:	Petra Beckert
Title:	Executive Director

By:	/s/ E. Keith Min
Name:	E. Keith Min
Title:	Executive Director